STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                              The Auxer Group, Inc.

                              ---------------------

    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY-

FIRST: That at a meeting of the Board of Directors of

                              The Auxer Group, Inc.
                              --------------------

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

                            See attached schedule 1A

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware. FOURTH:
That the capital of said corporation shall not be reduced under or by reason of said amendment. IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Eugene Chiaramonte, an Authorized Officer, this 19th, day of March, 1999.

          By: /s/ Eugene Chiaramonte
              -----------------------
                  Authorized Officer

          Name:   Eugene Chiaramonte

          Title:  President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION
                                       OF

                              THE AUXER GROUP, INC.
                                 Schedule - 1 A

                                     Fourth

The total number of shares of stock which the Corporation shall have authority to issue is 175,000,000. The per value of each such shares is $.001.

150,000,00 of such shares shall be common stock. 25,000,000 of such shares shall be preferred stock. The President of the Corporation is hereby granted the power to determine by resolution from time to time the powers , preferences, rights, qualifications, restrictions, or limitations of the preferred stock.

                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                              The Auxer Group, Inc.

                              ---------------------

    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of The Auxer Group, Inc.
                                                      ---------------------
resolutions were duty adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Fourth " so that, as amended, said Article shall be and read as follows:

                            See attached schedule 1A

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware. FOURTH:
That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said has caused this certificate to be signed by Eugene Chiaramonte an Authorized Officer, this 19th day of March, 1999 By: (s) Eugene Chiaramonte

     ----------------------
         Authorized Officer
Name:    Eugene Chiaramonte

         Print or Type
Title:   President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION
                                       OF

                              THE AUXER GROUP, INC.
                                  Schedule - 1A

                                     Fourth

The total number of shares of stock which the Corporation shall have authority to issue is 175,000,000. The per value of each such shares is $.001.

150,000,000 of such shares shall be common stock. 25,000,000 of such shares shall be preferred stock. The President of the Corporation is hereby granted the power to determine by resolution from time to time the powers , preferences, rights, qualifications, restrictions, or limitations of the preferred stock.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION
                    BEFORE PAYMENT OF ANY PART OF THE CAPITAL
                                       OF

                              THE AUXER GROUP, INC.

                          It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is
                              THE AUXER GROUP, INC.

2.   The corporation has not received any payment of any of its stock.

3. The certificate of incorporatin of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

                                    "FOURTH"

The total number of shares of stock which the Corporation shall have authority to issue is 75,000,000. The par value of each of such shares is $.001.

50,000,000 of such shares shall be shares of common stock.

25,000,000 of such shares shall be shares of preferred stock. The board of directors of the Corporation is hereby granted the power to determine by resolution from time to time the powers, preferences, rights, qualifications, restrictions or limitations of the preferred stock."

      The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provision of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

      Signed on August 28, 1997

                             /s/ Eugene Chiaramonte
                             -----------------------
                                 Eugene Chiaramonte,
                                 Incorporator

                          CERTIFICATE OF INCORPORATION
                              THE AUXER GROUP, INC.

    The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware General Corporation Law ") hereby certifies that:

                                     FIRST:

    The name of this corporation (hereinafter called the "Corporation") is THE AUXER GROUP, INC.

                                     SECOND:

    The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805; and the name of the registered agent of the Corporation is Corporation Service Company.

                                     THIRD:

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law of the State of Delaware.

                                     FOURTH:

The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000. The par value of each of such shares is $.001.

Subsequently amended. See certificate of amendment. 20,000,000 of such shares shall be shares of common stock.

5,000,000 of such shares shall be shares of preferred stock. The board of directors of the Corporation is hereby granted the power to determine by resolution from time to time the powers, preferences, rights, qualifications, restrictions or limitations of the preferred stock.

                                     FIFTH:

     The name and mailing address of the incorporator are as follows:

                               Eugene Chiaramonte
                               30 Galesi Drive
                               Wayne, New Jersey 07470

                                     SIXTH:

     The Corporation is to have perpetual existence.

                                    SEVENTH:

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three--fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stock-holders of the Corporation, as the case may be, agree to any compromise or arrangement of the Corporation as consequence and to any reorganization of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application bas been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                     EIGHTH:

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the by-laws. The phrase "whole board" and the phrase "total number of directors" shall be deemed to have the same meanings to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other by-laws of the Corporation have been adapted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the by-laws of the Corporation may be exercised by the board of directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation Law shall be set forth in an initial by-law or in a by-law adopted by the stockholders of the Corporation entitled to vote.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) to Section 242 of the Delaware General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

4. With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the board of directors shall have the authority to dispose, in any manner, of the whole property of the Corporation 5. The by-laws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to inspection by the stockholders; and no stock-holder shall have any right or inspecting any account or book or document of the Corporation, except as conferred by law or by by-laws or by resolution of the stockholders.

6. The stockholders and directors shall have the power to hold their meeting and to keep the books, documents and papers of the Corporation outside the State of Delaware at such places as may be from time to time designated by the by-laws or by resolution of the stock- holders or directors, except as otherwise required by the Delaware General Corporation Law.

                                     NINTH:

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection
(b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     TENTH:

The corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                    ELEVENTH:

From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

                                    TWELFTH:

The corporation elects not to be governed by Section 203 of the Delaware General Corporation Law. Signed on July 31, 1997

                         /s/ Eugene Chiaramonte
                         ----------------------
                             Eugene Chiaramonte,
                             Incorporator